Exhibit 10.1
FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of July 10, 2026 (the “Effective Date”), is made and entered into among NVR MORTGAGE FINANCE, INC., a Virginia corporation (the “Seller”), U.S. BANK NATIONAL ASSOCIATION, as agent (in such capacity, the “Agent”) and a Buyer, and the other Buyers (the “Buyers”).
RECITALS
A.The Seller and the Buyers are parties to a Second Amended and Restated Master Repurchase Agreement dated as of July 20, 2022 (as amended by that certain First Amendment to Second Amended and Restated Master Repurchase Agreement dated as of July 19, 2023, that certain Second Amendment to Second Amended and Restated Master Repurchase Agreement dated as of July 16, 2024, that certain Third Amendment to Second Amended and Restated Master Repurchase Agreement dated as of September 24, 2024, that certain Fourth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of July 14, 2025, and as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”); and
B.The Seller and the Buyers now desire to amend certain provisions of the Repurchase Agreement as set forth herein.
AGREEMENT
In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all parties hereto agree as follows:
Section 1.Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2.Amendments. The Repurchase Agreement is hereby amended as follows:
2.1Definition. Section 1.2 of the Repurchase Agreement is hereby amended by deleting the definition for “Non-Usage Fee” and by restating the following defined term to read in its entirety as follows:
“Custody Agreement” means the Second Amended and Restated Custody Agreement dated as of July 20, 2022, among the Agent, the Seller and U.S. Bank, as Custodian, as amended by that certain First Amendment to Second Amended and Restated Custody Agreement dated as of June 8, 2026, and as it may be further supplemented, amended or restated from time to time.
“Termination Date” means the earlier of (i) July 8, 2027, and (ii) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

4933-8821-5730\2

2.2Non-Usage Fee. The Repurchase Agreement is amended as follows to remove all references to the Non-Usage Fee:
(a)Section 3.9(a) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:
(a) Facility Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Buyer pursuant to Section 9.1;
(b)Section 9.1 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:
9.1 Facility Fee. The Seller agrees to pay to the Agent (for Pro Rata distribution to the Buyers) a facility fee (the “Facility Fee”) in an amount equal to one-tenth of one percent (0.10%) per annum of the Maximum Aggregate Commitment for the period from the Effective Date to the Termination Date, computed for each calendar month or portion thereof from the Effective Date until the date this Agreement terminates in accordance with its terms. The Facility Fee shall be due and payable on the ninth (9th) day of each month (or if such day is not a Business Day, on the next Business Day thereafter); provided that all accrued and unpaid Facility Fees shall be due on the Termination Date. The Facility Fee shall be calculated based on a year of three hundred sixty (360) days. If the Maximum Aggregate Commitment shall be increased or decreased from time to time either pursuant to a provision of this Agreement or by separate agreement between the Buyers and the Seller (excluding, however, any decrease occurring as a result of or following the occurrence of a Default or an Event of Default, in respect of which no adjustment of the Facility Fee shall be required), the amount of the Facility Fee shall be adjusted as of the date of such change. The Facility Fee is compensation to the Buyers for committing to make funds available for revolving purchases of Eligible Loans on the terms and subject to the conditions of this Agreement, and is not compensation for the use or forbearance or detention of money. Each calculation by the Agent of the amount of the Facility Fee shall be conclusive and binding absent manifest error.
(c)Subsection 14.2(f) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:
(f) The Seller shall have paid the Facility Fee and the Agent’s Fee, if any, then due and payable in accordance with Section 9.1 and Section 9.2 and the Custodian’s Fee pursuant to the Custody Agreement.
2.3Liquidity. Section 17.15 of the Repurchase Agreement is amended by replacing the reference to “Twelve Million Dollars ($12,000,000)” with “Fourteen Million Dollars ($14,000,000)”.
2.4Exhibits and Schedules. Exhibit B and Schedule AI to the Repurchase Agreement are amended and restated in their entireties as set forth on Exhibit B and Schedule AI hereto.

Section 3.Representations, Warranties, Authority, No Adverse Claim.
3.1Reassertion of Representations and Warranties, No Default. The Seller hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Repurchase Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Repurchase Agreement, and (b) there will exist no Default or Event of Default under the Repurchase Agreement, as amended by this Amendment, on such date that the Buyers have not waived.
3.2Authority, No Conflict, No Consent Required. The Seller represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized by proper corporate action the execution and delivery of this Amendment and none of the agreements herein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Seller is a party or a signatory, any provision of the Seller’s articles of incorporation or bylaws, or any other agreement or requirement of law or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Seller or any of its property except, if any, in favor of the Buyers. The Seller represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Seller of this Amendment or the performance of obligations of the Seller herein described, except for those that the Seller has obtained or provided and as to which the Seller has delivered certified copies of documents evidencing each such action to the Buyers.
3.3No Adverse Claim. The Seller hereby warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Seller a basis to assert a defense, offset, or counterclaim to any claim of the Agent or the Buyers with respect to the Seller’s obligations under the Repurchase Agreement as amended by this Amendment.
Section 4.Conditions Precedent. The effectiveness of the amendments hereunder on the Effective Date shall be subject to satisfaction of the following conditions precedent:
4.1The Agent shall have received the following documents in a quantity sufficient that the Seller and each Buyer may each have a fully executed original of each such document:
(a)this Amendment duly executed by the Seller, the Agent, and the Buyers; and
(b)such other documents as the Agent reasonably requests.
4.2The Seller shall have paid any outstanding Agent’s Fees and any other fees then due under Article 9 of the Repurchase Agreement.
Section 5.Miscellaneous.
5.1Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
5.2Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
5.3Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.
5.4Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.
5.5Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.
5.6Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
5.7Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
5.8ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.
NVR MORTGAGE FINANCE, INC., as Seller

By:    /s/William B. Carter
Name:    William B. Carter
Title:    President

[U.S. Bank – NVR – Fifth Amendment to Second A&R Master Repurchase Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Buyer

By:    /s/ Rodney Davis
Name:    Rodney Davis
Title:    Senior Vice President
[U.S. Bank – NVR – Fifth Amendment to Second A&R Master Repurchase Agreement]

EXHIBIT B
TO FIRST AMENDMENT TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

FORM OF OFFICER’S CERTIFICATE WITH COMPUTATIONS
TO SHOW COMPLIANCE OR NON-COMPLIANCE WITH
CERTAIN FINANCIAL COVENANTS

OFFICER’S CERTIFICATE
AGENT:    U.S. Bank National Association
SELLER:    NVR MORTGAGE FINANCE, INC.
SUBJECT PERIOD:      ended     , 20___
DATE:     , 20___
This certificate is delivered to the Agent and the Buyers under the First Amendment to Second Amended and Restated Master Repurchase Agreement dated as of July 20, 2022 (as supplemented, amended or restated from time to time, the “Current Repurchase Agreement”), among the Seller, the Agent, and the Buyers from time to time party thereto. Unless they are otherwise defined in this request, terms defined in the Current Repurchase Agreement have the same meanings here as there.
The undersigned certifies to the Agent that on the date of this certificate that:
1.    The undersigned is an incumbent officer of the Seller, holding the title stated below the undersigned’s signature below.
2.    The Seller’s Financial Statements that are attached to this certificate were prepared in accordance with GAAP (except that interim Financial Statements exclude notes to Financial Statements and statements of changes to stockholders’ equity and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim Financial Statements) present fairly the Seller’s financial condition and results of operations as of _________________ for that month (the “Subject Period”) and for the year to that date.
3.    The undersigned supervised a review of the Seller’s activities during the Subject Period in respect of the following matters and has determined the following:
(a)    except to the extent that a representation or warranty speaks to a specific date, the representations and warranties of the Seller in the Current Repurchase Agreement and the other Repurchase Documents are true and correct in all material respects, other than the changes, if any, described on the attached Annex A;
(b)    no event has occurred that could reasonably be expected to have a materially adverse effect on any of the Central Elements of the Seller;

(c)    the Seller has complied with all of its obligations under the Repurchase Documents, other than the deviations, if any, described on the attached Annex A;
(d)    no Event of Default has occurred that has not been declared by the Agent in writing to have been cured or waived, and no Default has occurred that has not been cured before becoming an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A; and
(e)    compliance by the Seller with the financial covenants in Sections 17.12, 17.13, 17.14, and 17.15 of the Current Repurchase Agreement and the HUD Compare Ratio are accurately calculated on the attached Annex A.
NVR MORTGAGE FINANCE, INC.

By:
Name:
Title:

ANNEX A TO OFFICER’S CERTIFICATE
1.    Describe changes to representations and warranties, if any — clause 3(a) of attached Officer’s Certificate; if none, so state:

2.    Describe deviations from compliance with obligations, if any — clause 3(c) of attached Officer’s Certificate; if none, so state:

3.    Describe Defaults or Events of Default, if any — clause 3(d) of attached Officer’s Certificate; if none, so state:

4.    Calculate compliance with covenants in Sections 17.12, 17.13, 17.14, and 17.15 of the Current Repurchase Agreement and the HUD Compare Ratio — clause 3(e) of attached Officer’s Certificate:
(a)    Section 17.12. The Seller’s Adjusted Tangible Net Worth as of __________ is $____________________ (the minimum under Section 17.12 is $15,000,000).
Adjusted Tangible Net Worth

Consolidated Assets:	$ _________________
Minus Debt (excluding Qualified Subordinated Debt):	$ __________________
Minus Contingent Indebtedness:	$ __________________
Minus Intangible Assets:	$ __________________
Minus Affiliate Receivables:	$ __________________
ADJUSTED TANGIBLE NET WORTH:	$ __________________

(b)    Section 17.13. The ratio of Seller’s Total Liabilities to Adjusted Tangible Net Worth on a consolidated basis with its Subsidiaries, measured monthly, is ___ to 1.0 (the maximum ratio under Section 17.13 is 14.0:1.0).
Leverage Ratio

Total Liabilities (excluding Qualified Subordinated Debt):	$ ____________
Adjusted Tangible Net Worth:	$ ____________
LEVERAGE RATIO:	_____ To 1.0

(c)    Section 17.14. The Seller’s Pre-FAS 133 Net Income measured at the end of _________ for the twelve consecutive months then ended is $______(the minimum under Section 17.14 is $2,000,000).
Pre-FAS 133 Net Income

Consolidated Net Income (in accordance with GAAP):	$ _______________
Plus/Minus FAS-133 Adjustment (calculated as of the end of the most recent fiscal quarter)	$ _______________
Plus/Minus Tax Adjustment	$ _______________
PRE-FAS 133 NET INCOME:	$ _______________

(d)    Section 17.15. The Seller’s liquidity (unrestricted cash, Cash Equivalents and unused portion of the Maximum Aggregate Commitment), for the month ended __________________, 20__, was $_____________ (the minimum under Section 17.15 is $14,000,000).
Liquidity

Unencumbered cash and cash equivalents:	$ _______________
Plus Unused availability (lesser of (i) aggregate Purchase Value – aggregate Purchase Price, or (ii) Maximum Aggregate Commitment – aggregate Purchase Price):	$ _______________
LIQUIDITY:	$ _______________

(e)    HUD Compare Ratio. The Seller’s HUD Compare Ratio, as of the last Business Day of the period covered by this certificate, was _____ to 1.00.

Ratio (expressed as a percentage of):
percentage of Seller’s Mortgage Loan originations under the FHA single family mortgage insurance program that were seriously delinquent or were claim terminated in the first two years after origination
_______%
to
percentage of all Mortgage Loan originations under the FHA single family mortgage insurance program that were seriously delinquent or were claim terminated in the first two years after origination	_______%
Ratio (two year):	________

5.    Describe and give details regarding (i) notices received by Seller requesting or demanding that Seller repurchase (or pay indemnity or other compensation in respect of) Mortgage Loans previously sold or otherwise disposed of by the Seller to any Investor or other Person pursuant to any express or implied repurchase or indemnity obligation as per Section 16.5, and (ii) actual repurchase and indemnity payments made by Seller to any Person. (attach schedule or explanation).

6.    Provide the information specified below concerning other repurchase, reverse repurchase and asset warehousing facilities:

	Facility #1	Facility #2	Facility #3
LENDER / PROVIDER
COLLATERAL AGENT
COMMITTED AMOUNT
UNCOMMITTED AMOUNT
AMOUNT OUTSTANDING
MATURITY DATE
Pricing
Libor Floor
Collateral Fees
Facility Fee
Non-Use Fee
ELIGIBLE COLLATERAL
Eligible Collateral #1: Agency/conforming (incl. 40-year loans)
Eligible Collateral #2: Jumbo
Eligible Collateral #3:
Eligible Collateral #4:
Eligible Collateral #5:
Eligible Collateral #6:

COVENANTS
Covenant #1 Net Worth
Covenant #2 Leverage
Covenant #3 Liquidity
Covenant #4 Net income
MARK-TO-MARKET PROVISION
ADDITIONAL INDEBTEDNESS ALLOWED
ADDITIONAL LIENS ALLOWED
DIVIDENDS / DISTRIBUTIONS ALLOWED
CROSS-DEFAULTED
PERSONAL GUARANTY (Y/N?)
E and O Coverage Amount
Fidelity Bond Coverage

Attachment to Exhibit B
Purchased Loans Curtailment Report
(List Purchased Loans on which unscheduled principal payment, prepayment or reduction of more than one regularly scheduled principal and interest installment payment was received since last monthly report and resulting new Principal Balance.)

SCHEDULE AI
TO MASTER REPURCHASE AGREEMENT

Approved Investors List

Investor	S&P CP Rating	Moody's CP Rating	Related Parent Company	Product Approval
Amerihome Mortgage*	N/A	N/A		Conforming
Angel Oak Home Loans	N/A	N/A		Conforming
Bayview Acquisitions, LLC	N/A	N/A		Conforming
Chase Bank *	A-1	P-1	JPMorgan Chase	Conforming/Non-conforming
Citibank, N.A.	A-1	P-1		Conforming/Non-conforming
Citizen's Bank, N.A.	A-2	P-1	Citizens Financial Group, Inc.	Conforming/Non-conforming
Click n' Close	N/A	N/A		Conforming
Dollar Bank, FSB	N/A	N/A		Conforming/Non-conforming
Federal Home Loan Mortgage Corp. (FHMC)*	N/A	N/A		Conforming
Federal National Mortgage Assoc. (FNMA)*	N/A	N/A		Conforming
Fifth Third Bank	A-2	N/A	Fifth Third Bancorp	Conforming/Non-conforming
Flagstar Bank	N/A	N/A	New York Community Bancorp, Inc.	Conforming
Franklin Mint Federal Credit Union	N/A	N/A		Conforming/Non-conforming
Government National Mortgage Assoc. (GNMA)*	N/A	N/A		Conforming
Huntington National Bank*	N/A	N/A	Huntington National Bancshares, Inc.	Conforming/Non-conforming
Lakeview Loan Servicing	N/A	N/A		Conforming/Non-conforming
Merchants Mortgage	N/A	N/A		Conforming/Non-conforming
NASA Federal Credit Union	N/A	N/A		Conforming/Non-conforming
NexBank	N/A	N/A		Conforming
Northpointe Bank	N/A	N/A		Conforming/Non-conforming
NewRez, LLC*	N/A	N/A		Conforming
Onity Mortgage fka PHH Mortgage*	N/A	N/A		Conforming/Non-conforming
PennyMac Corporation*	N/A	N/A	PennyMac Mortgage Inv. Trust	Conforming/Non-conforming
Pentagon Federal Credit Union	N/A	N/A		Conforming/Non-conforming
Pingora	N/A	N/A		Conforming
Planet Home Lending*	N/A	N/A		Conforming
Rocket Mortgage*	N/A	NP		Conforming
Roundpoint Mortgage Servicing Corp	N/A	N/A		Conforming
Sandy Spring Bank of Olney MD	N/A	N/A	Atlantic Union Bankshares	Conforming/Non-conforming
Silver Hill Capital fka Community Loan Servicing, LLC	N/A	N/A		Conforming
The Money Source*	N/A	N/A		Conforming
Truist Financial Corporation	A-2	N/A		Conforming/Non-conforming
U.S. Bank Home Mortgage*	A-1	P-1		Conforming/Non-conforming
U.S. Department of Agriculture	N/A	N/A		Conforming
Union Home Mortgage Corporation	N/A	N/A		Conforming
Villiage Capital & Investment, LLC	N/A	N/A		Conforming
Wells Fargo Funding	A-2	P-1		Conforming/Non-conforming
Wells Fargo Home Mortgage	A-2	P-1	Wells Fargo Bank, N.A.	Conforming/Non-conforming
Housing Agencies				
Delaware State Housing Authority	N/A	N/A		Conforming
District of Columbia Housing Finance Agency	N/A	N/A		Conforming
Florida Housing Finance Corporation	N/A	N/A		Conforming
Housing Finance Authority of Hillsborough County, FL	N/A	N/A		Conforming
Housing Opportunities Commission	N/A	N/A		Conforming
Illinois Housing Development Authority	N/A	N/A		Conforming
Indiana Housing & Community Development Authority	N/A	N/A		Conforming
Maryland Community Development	N/A	N/A		Conforming
National Homebuyer Fund	N/A	N/A	Master Servicer - USBHM	Conforming
New Jersey Housing Finance	N/A	N/A		Conforming
North Carolina Housing Finance	N/A	N/A		Conforming
Ohio Housing Finance Agency	N/A	N/A		Conforming
Pennsylvania Housing Finance	N/A	N/A		Conforming
Port of Greater Cincinnati	N/A	N/A	Master Servicer - USBHM	Conforming
South Carolina Housing Finance	N/A	N/A		Conforming
State of New York Mortgage Agency	N/A	N/A		Conforming
Tennessee Housing Finance	N/A	N/A		Conforming
Virginia Housing Finance	N/A	N/A		Conforming
West Virginia Housing Finance	N/A	N/A		Conforming
* Are Investors that are approved for eNotes